SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 29, 2017

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-16810894
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

7550 Meridian Circle N, Maple Grove, MN 55369

(Address of principal executive offices)

(952) 345-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement.

Nortech Systems Incorporated (the “Company”) entered into a First Amendment to Loan and Security Agreement with Bank of America, N.A. (the “Amendment”) effective December 29, 2017. The Amendment amends the Loan and Security Agreement with Bank of America, N.A. dated June 15, 2017 (the “Loan Agreement”) which provides for senior secured asset-based credit facilities of up to $21.0 million, including up to $16.0 million of revolving loans and up to $5.0 million of term loans.

The Amendment, among other things, changes the starting date of the financial covenant that requires the Company to maintain a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0 for each period of four fiscal quarters. Previously, this covenant required quarterly compliance starting with the period of four calendar quarters ending March 31, 2017. Under the Amendment, the covenant requires compliance with this covenant commencing with the four quarters ending December 31, 2018. The “Fixed Charge Coverage Ratio” is defined in the Loan Agreement as the ratio of (a) EBITDA, minus (i) capital expenditures, (ii) cash taxes paid and (iii) distributions made, to (b) the sum of interest expense (other than payment-in-kind) and scheduled principal payments made on borrowed money.

In addition, the Amendment requires that the Company comply with certain minimum levels of cumulative EBITDA for measurement periods during fiscal 2018, including cumulative EBITDA of $1,970,000 for the twelve months ended December 31, 2018.

The Loan Agreement, as amended by the Amendment, contains certain other covenants which, among other things, require the Company to adhere to regular reporting requirements, abide by annual shareholder dividend limitations, maintain certain financial performance, and limit the amount of annual capital expenditures.

The foregoing summary description of the terms and conditions of the Loan Agreement, as amended by the Amendment, does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein, and the Loan Agreement, a copy of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on June 21, 2017 and incorporated by reference herein.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2018, the Company announced the hiring and appointment of Connie Beck as vice president and chief financial officer.  Ms. Beck was formerly vice present of finance and controller for MOCON, Inc., a publicly traded provider of measurement instruments and services, from 2013 to 2017.  Prior to MOCON, Ms. Beck held director-level financial reporting positions with Navarre Corporation and Lakes Entertainment, Inc.  She also has over 10 years of public accounting experience with Grant Thornton, McGladrey & Pullen and Protiviti.  Ms. Beck is a CPA and earned a bachelor of science degree in accounting from Northern Illinois University.  Ms. Beck replaces Paula Graff who is retiring as CFO.  Attached as Exhibit 99.1 is a copy of the Company’s press release dated January 8, 2018.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.2	First Amendment to Loan and Security Agreement effective as of December 29, 2017 between the Company and Bank of America, N.A.

99.1	Press Release of Nortech Systems Incorporated dated January 8, 2018

Exhibit Index

Exhibit No.	Description

10.1

Loan and Security Agreement dated as of June 15, 2017, between the Company and Bank of America, N.A. (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K filed on June 21, 2017)

10.2	First Amendment to Loan and Security Agreement effective as of December 29, 2017 between the Company and Bank of America, N.A.

99.1	Press Release of Nortech Systems Incorporated dated January 8, 2018

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2018

Nortech Systems Incorporated
(Registrant)

/s/ Richard G. Wasielewski
Richard G. Wasielewski
Chief Executive Officer